EXHIBIT H-1
                                                                     Page 1 of 3
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                                    GPU, INC. CONSOLIDATED
                                      ACTUAL AND PRO FORMA
                                            CAPITALIZATION
                                            (IN THOUSANDS)

The actual and pro forma
capitalization of GPU, Inc. and
Subsidiary Companies at
December 31, 1999 is as follows:

                                                                       Actual                          Pro Forma (1)
                                                                       Amount              %              Amount                  %

                                            Long-term debt            $6,420,910        56.0%           $5,365,228           56.5%
                                             Notes payable             1,171,869        10.2%              375,832            4.0%
                                Trust preferred securities               200,000         1.7%              200,000            2.1%
             Subsidiary-oblidgated  mandatorily redeemable
preferred securities                                                     125,000         1.1%              125,000            1.3%
                                           Preferred stock                96,649         0.8%               96,649            1.0%
                                             Common Equity             3,464,953        30.2%            3,339,953           35.1%

Total                                                                $11,479,381       100.0%           $9,502,662          100.0%


(1)      Reflects the following adjustments:

(a) The sale in April 2000 of GPU Powernet and GPU Gasnet for their book value of $2,389 million (which amount includes the related acquisition and other debt).

(b) GPU's acquisition of MYR Group Inc., for $225 million (including $10 million for estimated transaction costs) in cash for which authorization is being sought in SEC File No. 70-9599.

(c) The issuance through a JCP&L affiliate of asset securitization bonds for $587 million in the third quarter of 2000.

(d) GPU common stock repurchases of up to $125 million from time to time as subject to favorable market conditions following the sale of the Australian assets.

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                                                                     EXHIBIT H-1
                                                                     Page 2 of 3

                                             GPU ENERGY SUBSIDIARIES
                                 ACTUAL AND PRO FORMA CAPITALIZATION
                                                      (IN THOUSANDS)

The actual and pro forma
capitalization of JCP&L, Met-Ed, and
Penelec Companies at
December 31, 1999 are as follows:

 JCP&L

                                                                             Actual                        Pro Forma (1)
                                                      Capitalization         Amount             %             Amount           %
                                                      Long-term debt          $1,173,773       42.2%       $1,561,773       52.6%
                                                       Notes payable                   -        0.0%                -        0.0%
                                          Trust preferred securities                   -        0.0%                -        0.0%
                       Subsidiary-oblidgated  mandatorily redeemable
Preferred securities                                                             125,000        4.5%          125,000        4.2%
                                                     Preferred stock              96,649        3.5%           96,649        3.3%
                                                       Common Equity           1,385,367       49.8%        1,185,367       39.9%

Total                                                                         $2,780,789      100.0%       $2,968,789      100.0%

    (1) - Includes the Asset Securitization Issuance of $587 million less a paydown on debt of $199 million.

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                                                                     EXHIBIT H-1
                                                                     Page 3 of 3

                                                              Met-Ed

                                                                               Actual                                      Pro Forma
                                                     Capitalization            Amount            %              Amount         %
                                                      Long-term debt          $546,908         47.6%           $596,908      52.0%
                                                       Notes payable                 -          0.0%            105,000       9.1%
                                          Trust preferred securities           100,000          8.7%            100,000       8.7%
                       Subsidiary-oblidgated  mandatorily redeemable
preferred securities                                                                 -          0.0%                  -       0.0%
                                                     Preferred stock                 -          0.0%                  -       0.0%
                                                       Common Equity           501,417         43.7%            346,417      30.2%

Total                                                                       $1,148,325        100.0%         $1,148,325     100.0%


                                                             Penelec

                                                                              Actual                          Pro Forma
                                                      Capitalization          Amount             %              Amount         %
                                                      Long-term debt          $424,654         40.9%           $474,654      45.7%
                                                       Notes payable            53,600          5.2%            148,600      14.3%
                                          Trust preferred securities           100,000          9.6%            100,000       9.6%
                       Subsidiary-oblidgated  mandatorily redeemable
preferred securities                                                                 -          0.0%                  -       0.0%
                                                     Preferred stock                 -          0.0%                  -       0.0%
                                                       Common Equity           461,182         44.4%            316,182      30.4%

Total                                                                       $1,039,436        100.0%         $1,039,436     100.0%





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